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                                                                    EXHIBIT (am)

                  AMENDMENT NO. 3 TO THE LAMSON & SESSIONS CO.
                     1988 INCENTIVE EQUITY PERFORMANCE PLAN


         WHEREAS, The Lamson & Sessions Co., an Ohio corporation (the "Company"), with the approval of the Company's shareholders, has established the 1988 Incentive Equity Performance Plan of the Company (the "Plan");

         WHEREAS, the Board of Directors of the Company (the "Board") desires to amend the Plan to conform the definition of "Change in Control" in the Plan to the definition of "Change in Control" in other plans and agreements of the Company; and

         WHEREAS, the Board has approved this Amendment (this "Amendment") in accordance with the provisions of Section 10 of the Plan.

         NOW THEREFORE, the undersigned hereby amends the Plan as follows:

                  1. The last paragraph of Section 2 is hereby amended and restated to read in its entirety as follows:

                  In addition, the terms "Change in Control" and "Change in Control Price" shall have the meanings set forth in Section 9.

                  2. Section 9 of the Plan is hereby amended and restated to read in its entirety as follows:

         "SECTION 9.  CHANGE IN CONTROL PROVISIONS.

                  (a) Impact of Event. In the event of a "Change in Control" as defined in Section 9(b), the Committee or the Board may provide that one or more of the following acceleration and valuation provisions shall apply:

                  (i) Any or all Stock Appreciation Rights outstanding for at least six months on the date that such Change in Control is determined to have occurred and any or all Stock Options awarded under this Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (ii) The restrictions and deferral limitations applicable to any or all Restricted Stock and Deferred Stock awards shall lapse and such shares and awards shall be fully vested.

                  (iii) The value of any or all outstanding Stock Options, Restricted Stock and Deferred Stock awards shall be cashed out on the basis of the "Change in Control Price" as defined in Section 9(c) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.



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                  (b) Definition of "Change in Control." For purposes of Section
         9(a), a "Change in Control" shall be deemed to have occurred if any of the following events shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either: (A) the then-outstanding shares of common stock of the Company (the "Company Common Stock") or
                           (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Voting Stock"); PROVIDED, HOWEVER, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (A), (B) and
                           (C) of subsection (iii) of this Section 9(b); or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason (other than death or disability) to constitute at least a majority of the Board of Directors of the Company; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a



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                           result of such transaction owns the Company or all or
                           substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Voting Stock of the Company, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                  (c) Change in Control Price. For the purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to an actual Change in Control of the Company, at the time during the preceding sixty-day period as determined by the Committee, except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date as of which the Committee decides to cashout such options."

                  3. This Amendment shall be effective as of January 1, 2000, upon approval by the Board.

                  4. Except as expressly set forth in this Amendment, the Plan remains unchanged and continues in full force and effect.


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